UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 2, 2011

ALLIANCE RESOURCE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	Commission File No.: 0-26823	73-1564280
(State or other jurisdiction of incorporation or organization)		(IRS Employer Identification No.)

1717 South Boulder Avenue, Suite 400, Tulsa, Oklahoma 74119
(Address of principal executive offices and zip code)

(918) 295-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

On July 21, 2010, the Dodd–Frank Wall Street Reform and Consumer Protection Act (the “Act”) was enacted. Section 1503 of the Act included new reporting requirements related to mine safety, including disclosing on a Current Report on Form 8-K the receipt of an imminent danger order under Section 107 (a) of the Federal Mine Safety and Health Act of 1977 (“the Mine Act”) issued by the Federal Mine Safety and Health Administration (“MSHA”).

On September 2, 2011, at 12:35 p.m., MSHA issued an imminent danger order under Section 107(a) of the Mine Act to Excel Mining, LLC (“Excel”), an operating subsidiary of Alliance Resource Partners, L.P. The imminent danger order was backdated to August 30, 2011 and alleged that “abnormal” amounts of methane were within the mine roof strata of Excel’s Van Lear Mine. Excel believes the methane tests MSHA relied on in taking this action were not taken in accordance with MSHA regulations or policy. Excel’s methane tests and other tests taken by MSHA in accordance with its regulations have demonstrated that the areas affected by the imminent danger order are fully compliant with law and not experiencing any abnormal, excessive or potentially harmful levels of methane within the Van Lear Mine’s working atmosphere.

Excel has sought expedited judicial review of the imminent danger order and a hearing has been set for September 14, 2011 before an Administrative Law Judge (“ALJ”) of the Federal Mine Safety and Health Review Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Alliance Resource Partners, L.P.

By:	Alliance Resource Management GP, LLC, its managing general partner

By:	/s/ Joseph W. Craft III
Joseph W. Craft III
President and Chief Executive Officer

Date: September 9, 2011

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